UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2005 (July 6, 2005)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-2816	52-2126573

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 907-297-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This amendment to the Company’s Current Report on Form 8-K dated July 6, 2005 is being filed to amend and restate in its entirety the Report to include disclosure that was unintentionally omitted from the Report and to provide that certain information was being furnished pursuant to Item 7.01 instead of filed pursuant to Item 8.01.

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2005, Alaska Communications Systems Holdings, Inc. (“ACSH”), a wholly owned subsidiary of Alaska Communications Systems Group, Inc. (“ACSG”), entered into an agreement with Wellington Management Company, llp as investment advisor on behalf of certain accounts managed by it, to repurchase $34.3 million of ACSH’s 9 7/8% senior notes due 2011 at a price of $1,105.70 per $1,000 principal amount of notes. Closing of the transaction is subject to lenders under ACSH’s 2005 senior credit facility consenting to certain amendments to the 2005 credit agreement. A copy of the agreement is filed as Exhibit 1.01 hereto.

Item 2.02 Results of Operations and Financial Condition

On July 6, 2005, ACSH made a presentation to its lenders under its 2005 credit agreement in connection with seeking the consent of those lenders to certain amendments to the 2005 credit agreement. A copy of the Lenders Presentation is furnished as Exhibit 99.1 hereto.

The information furnished in this Item 2.02, including the Lenders Presentation furnished herewith, shall not be deemed incorporated by reference into any other filing of the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure

On July 6, 2005, ACSG issued a press release concerning the repurchase of the ACSH senior notes and reaffirmed its full year 2005 revenue, EBITDA and Capex outlook. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information furnished in this Item 7.01, including the press release furnished herewith, shall not be deemed incorporated by reference into any other filing of the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Statements about future results and other expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed herein could cause actual results to differ materially from expectations. The company’s financial planning is affected by business and economic conditions and changes in customer order patterns. Any projections are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the company. Important assumptions and other important factors, including risk factors, which could cause actual results to differ materially from those in the forward-looking statements, are specified in the company’s Form 10-K for the year ended December 31, 2004 and other filings with the SEC, including under headings such as “Risk factors” and “Management’s discussion and analysis of financial condition and results of operations.” The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 1.01	Purchase Agreement, dated July 6, 2005, between Alaska Communications Systems Holdings, Inc. and Wellington Management Company, LLP
Exhibit 99.1	Alaska Communications Systems Presentation to Lenders, dated July 6, 2005
Exhibit 99.2	Alaska Communications Systems Group, Inc. press release dated July 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 8, 2005	Alaska Communications Systems Group, Inc.
/s/ David Wilson
David Wilson,
Senior Vice President and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)